SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                       FIRST ENTERTAINMENT HOLDING CORP.
            (Exact name of Registrant as specified in its charter)

              NEVADA                      84-0974303
(State or other jurisdiction of          (I.R.S. Employer
  incorporation or jurisdiction)          identification No.)

     7887 E. BELLEVIEW AVE. SUITE 1114         80111
          DENVER, COLORADO                   (Zip Code)
     (Address of principal executive office)


                  FIRST ENTERTAINMENT COMPENSATION PLAN-1999B
                             (Full title of plan)




(Name, address, including zip code, and telephone number, including area code, of agent for service of process)
                                 A.B. GOLDBERG
                       7887 E. BELLEVIEW AVE. SUITE 1114
                            DENVER, COLORADO 80111
                                (303) 228-1650

The Commission is requested to send copies of all communications and notes to:

                             David J. Wagner, Esq.
                        David Wagner & Associates, P.C.
                           8400 East Prentice Avenue
                                Penthouse Suite
                          Englewood, Colorado  80111
                                (303) 793-0304

                        CALCULATION OF REGISTRATION FEE


Title of           Amount     Proposed Maximum    Proposed Maximum     Amount of
Securities To       To Be      Offering Price     Aggregate         Registration
Be Registered     Registered    Per Share (1)    Offering Price(1)        Fee

COMMON SHARES         1,000,000      $0.80               $800,000     $100.00
$0.008 par value      SHARES

OPTIONS TO PURCHASE   1,000,000         -0-                    -0-         -0-
COMMON SHARES

TOTAL                                                                 $100.00


     (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933 and based upon the average of the high and low sale prices of the shares on the OTCBB on April 21, 1999.

                                  PART I

PART I. INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     This registration statement relates to two separate prospecti.

     Items 1 and 2 hereof, and the documents incorporated herein by reference pursuant to Part II, item 3 hereof, constitutes the first prospectus  relating  to  offers  by  the  Company  to  its  employees  and consultants of 1,000,000 shares (the "Shares") of common stock,$.008 par value, $.80 per share (the "Common Stock"), to be issued pursuant the Company's First Entertainment Compensation Plan 1999B (the "Stock Plan"). The second prospectus relates to the re-offer or resale of any Shares which are deemed to be "control securities" or "restricted securities" under the Securities Act of 1933, as amended. The Company's principal offices are located at 7887 E. Bellview, Suite 1114, Englewood, CO 80111; telephone 303/228-1650.

                                   PROSPECTUS
                                   ----------

Item 1. Plan Information

                             STOCK PLAN INFORMATION

     The Stock Plan was established by the Company effective on March 1, 1999 to provide the Company flexibility and to conserve the Company's cash resources in compensating certain of its technical, administrative and professional employees and consultants. The issuance of shares under the Stock Plan is restricted to persons and firms who are closely-related to the Company and who provide services in connection with the development, production of the Company's products or otherwise in connection with its business. The Stock Plan authorizes the Company to issue up to 1,000,000 shares of the Company's Common Stock. Shares must be issued only for bona fide services and may not be issued under the Stock Plan for services in connection with the offer and sale of securities in a capital-raising or capital promoting transaction. Shares are awarded under the Stock Plan pursuant to individually negotiated compensation contracts as determined and/or approved by the Stock Plan Committee (the "Committee"). The eligible participants include directors, employees and non-employee consultants and advisors. The Company intends to award options for up to 400,000 shares of common stock (included as part of the 1,000,000 subscribed above) under the Stock Plan to its directors to compensate them for their past service on the Company's Board of Directors. Subject to the restriction that shares may not be awarded under the Stock Plan to persons owning beneficially or of record ten percent (10%) or more of the Company's then outstanding Common Stock or who would own such amount of shares as a result of an award under the Stock Plan, there is no limit as to the number of shares which may be awarded to a single participant. The Company anticipates that a substantial portion of the remaining shares to be issued under the Stock Plan will be issued as compensation to technical consultants, attorneys, and advisors to the Company who provide development services to the Company in the development and testing of its various products and services.

     The Stock Plan does not require restrictions on the transferability of shares issued thereunder. However, such shares may be restricted as a condition to their issuance where the Board of Directors deems such restrictions appropriate. The Stock Plan is not subject to the Employee Retirement Income Securities Act of 1974 ("ERISA"). Shares awarded under the Stock Plan are intended to be fully taxable to the recipient as earned income.

Item 2. Registrant Information and Employee Plan Annual Information

     The Registrant shall provide without charge,   upon  written  or  oral
request, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. Such documents are incorporated by reference in the Section 10(a) prospectus. The Registrant shall also provide without charge, upon written or oral request, all other documents required to be delivered to employees pursuant to Rule 428(b). Any and all such requests shall be directed to the Registrant at its office at 7887 E. Bellview, Suite 1114, Englewood, CO 80111, attention President.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     No person has been authorized by the Company to give any information or to make any representation other than as contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any distribution of the shares of the common stock issuable under the terms of the Plan shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

     The   Company's   principal   offices are located at 7887 E. Bellview,
Suite 1114,Englewood, CO 80111; telephone 303-228-1650.

     THIS  PROSPECTUS  DOES NOT  CONSTITUTE   AN  OFFER TO SELL  SECURITIES
IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH STATE.
                 The date of this Prospectus is April 21, 1999

                                   PROSPECTUS
                                   ----------

                        FIRST ENTERTAINMENT HOLDING CORP.

                       1,000,000 shares of Common Stock,
                            $.008 par value per share

     This  Prospectus  relates  to  up to 1,000,000 shares of common stock,
$.008 par value (the "Common Stock"), of First Entertainment Holding Corp., a Nevada corporation (the "Company"), to be issued to various individuals and affiliates of the Company pursuant to the Company's First Entertainment Compensation Plan 1999B which are deemed control securities and may be re-offered and resold from time to time by such affiliates. All of the shares of Common Stock registered hereunder, are sometimes hereinafter referred to as the "Securities." The holders of the shares of Common Stock are sometimes hereinafter collectively referred to as the "Selling Stockholders." All costs in connection with the registration of the Securities are being borne by the Company. The Company will not receive any of the proceeds from the sale of the Securities pursuant to this Prospectus.

     The Common Stock is quoted on the OTC Bulletin Board operated by the NASD under the symbol "FTET." The last reported closing bid and asked prices of the Common Stock on April 21, 1999 were $.91 and $.93 per share, respectively.

     THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE PURCHASED ONLY BY THOSE PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. THE COMPANY HAS INCURRED SUBSTANTIAL OPERATING LOSSES. SEE "RISK FACTORS" HEREIN.

     THESE   SECURITIES   HAVE  NOT  BEEN  APPROVED  OR  DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION.

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitue an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any Sate in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL SECURITIES IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH STATE.

     The Selling Stockholders directly or through agents, dealers or underwriters to be designated from time to time may sell the Securities on terms to be determined at the time of sale. To the extent required, the number of Securities to be sold, the respective purchase price and public offering price, the name of any agent, dealer or underwriter and any applicable commissions or discounts with respect to a particular offer will be set forth in and accompanied by a Prospectus Supplement. See "Plan of Distribution."

     The Selling Stockholders and any agents, dealers or underwriters that participate with the Selling Stockholders in the distribution of their shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and any profits on the resale of the Selling Stockholders' shares, may be deemed to be underwriting commissions or discounts under the Securities Act. Under applicable rules and regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any person engaged in a distribution of securities may not simultaneously bid for or purchase securities of the same class for a period of two (2) business days prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Stockholders will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Rules 10b-2, 10b-5, 10b-6 and 10b-7, in connection with transactions in the Securities during the effectiveness of the Registration Statement of which this Prospectus forms a part. All of the foregoing may affect the marketability of the Securities.

              The date of this Prospectus is April 21, 1999.

                           AVAILABLE INFORMATION

     The  Company  is  subject  to  the   information  requirements  of the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company in accordance with the Exchange Act can be inspected and copies made at the public reference facilities maintained by the Commission at Room 1204, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549; Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, IL 60661 and 7 World Trade Center, New York, NY 10048. Copies of such material can be obtained at prescribed rates from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, DC 20549. The
Commission maintains a web-site that contains reports, proxy and information statements and other information regarding the Company that are on file with the Commission. The address of the Commission's web-site is http://www.sec.gov.

     The Company has filed with the Commission a Registration Statement on Form S-8 (including all amendments thereto, the "Registration Statement"), with respect to the Common Stock offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information about the Company and the Securities offered hereby, reference is made to the Registration Statement and the exhibits thereto, which may be examined without charge at the public reference facilities maintained by the Commission at Room 1204, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, and copies of which may be obtained from the Commission upon payment of the prescribed fees.

     No person has been authorized by the Company to give any information or to make any representation other than as contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any distribution of the shares of the Common Stock issuable under the terms of this Prospectus, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.


              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company incorporates herein by reference the following document heretofore filed with the Commission: the Annual Report of the Company on Form 10-KSB for the fiscal year ended December 31, 1998; and, Forms 8-K filed subsequent the fiscal year end and prior to the date of this Prospectus.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated herein by reference)modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

     The Company will provide, without charge to each person to whom a Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the information that is incorporated into the Prospectus. Such written requests should be directed to the Secretary of the Company at 7887 E. Bellview, Suite 1114, Englewood, CO 80111, telephone (303)228-1650.

                            PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed descriptions and financial information and statements appearing elsewhere in this Prospectus and the documents incorporated herein by reference.

The Company
------------

     The Company is in a multi-media entertainment company, holding controlling interests in five distinct segments, two active and three non operating. The two active segments, which are overviewed by the parent company, FEHC, are known as "Radio," and "Live Entertainment. The non operating segments are known as "Film", "Retail" and "Internet". See "The Company" and "Risk Factors" below.

     The Company's principal offices are located at 7887 E. Bellview, Suite 1114, Englewood, CO 80111, telephone (303) 228-1650.

The Offering
-------------

     Up to 1,000,000 shares of Common Stock are being offered pursuant to this Prospectus which may be offered from time to time by the Selling Stockholders for their own account.

Plan of Distribution
---------------------

     The Selling Stockholders, directly or through agents or underwriters, may offer and sell from time to time all or any part of the Securities held by them in amounts and on terms to be determined or at quoted prices then prevailing on the NASD Bulletin Board. See "Plan of Distribution."




                               RISK FACTORS

     Investment in the Company's securities involves a high degree of risk. Investors should carefully consider the following factors, among others, relating to the Company.

HISTORY OF LOSSES AND GOING CONCERN ISSUE.

     During the period from inception (January 17, 1985) to December 31, 1998, the Company incurred operating losses in each fiscal year. Cumulative net losses for that period amount to approximately $16,200,000. As of December 31, 1998, the Company had a stockholders' deficit of approximately $483,000 had an excess of current liabilities over current assets of approximately $1,500,000, and, in some cases, has been unable to meet its obligations as they become due. The independent certified public accountants' report on the financial statements of the Company contain an explanatory paragraph, which, in general, indicates that the Company has suffered recurring losses from operations, has a working capital deficiency and has defaulted on a substantial portion of its debt. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans include obtaining additional financing, and/or extending its existing debt obligations, and/or obtaining additional equity capital and ultimately achieving profitable operations. In April of 1999 the Company was successful in obtaining financing from the First National Bank of Gillette to pay debt to a creditor totalling $125,000 which came due on March 31, 1999. The financial statements do not include any adjustments that might result from these uncertainties.

LIMITED PUBLIC MARKET

     Historically, there has been a limited public market for the Common Shares of the Company. There can be no assurance that a larger, liquid market will ever develop or that if developed, it will be sustained. Individuals may not be able to liquidate their investment on favorable terms at the time they desire to do so.

POTENTIAL FUTURE SALES PURSUANT TO RULE 144 BY EXISTING SHAREHOLDERS

     At February 28, 1999, there were 10,046,795 shares issued and outstanding. Most of these shares of Common Stock held by the Company's present shareholders have not been registered under the Securities Act of 1933, as amended (the "Act") but are, under certain circumstances, available for public sale pursuant to Rule 144, promulgated under the Act. Approximately 95% of these restricted shares have passed the date upon which such restricted shares may be sold in reliance upon Rule 144. Generally, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a one year holding period may, under certain circumstances, sell within any three month period a number of shares which does not exceed the greater of one percent (1%) of the then outstanding Common Stock or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144(k) also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who has not been an affiliate of the Company for at least 90 days and who has satisfied a two year holding period. The possibility of sales under Rule 144 may adversely affect the market price of the Company's securities. However, there can be no guarantee what the precise effect, if any, will be as a result of the registration of these Common Shares.

INTENSE COMPETITION.

     Competition is intense in each segment of the entertainment industry in which the Company engages. Many of the organizations with which the Company will be in competition have far greater financial and creative resources and larger staffs than the Company. In addition, many of such organizations have proven, successful operating histories, which the Company lacks.

NEGOTIATION OF RIGHTS TO LITERARY PROPERTIES AND OTHER RISKS.

     The negotiation of acquisition, production financing, production, distribution and sub-distribution agreements can be a critical factor in the Company's business. There can be no assurance of the success of any such negotiations. It is possible that any or all of the projects packaged by the Company could fail to receive any commitment for production financing, production or distribution.

     Even when funds are obtained for the production of a particular project, its actual production may be delayed because of various events beyond the control of the company such as labor problems, delays in supplies, props or costumes, equipment breakdowns, weather delay and other circumstances. The Company intends to seek insurance in order to reduce its exposure to such risks, but the company's success in obtaining insurance against all such contingencies is unlikely and additional financing may be required under such circumstances. In the absence of a completion bond, and in the event that such financing is not available, or substitute artists, screenwriters or producers cannot be engaged, the project may have to be abandoned. If, on the other hand, a delayed project can be produced, it might be completed only at a substantially higher cost to the Company.

SPECULATIVE NATURE OF THE COMPANY'S BUSINESS.

     Profits, if any, from the businesses in which the Company engages are dependent on widespread public acceptance of, and interest in, each creative project undertaken by the Company's various segments. Audience appeal depends upon factors which cannot be ascertained reliably in advance and over which the Company may have no control, including, among other things, unpredictable critical reviews, positioning in the market and changeable public taste. Due to factors such as the unpredictability of audience appeal, many of the Company's completed projects may fail to generate sufficient revenues to recover their costs of acquisition, development, production and distribution. The Company may not recoup all or any portion of its investment in a particular project, and there can be no assurance that any project will yield profits to the Company.

SUCCESS DEPENDENT ON MANAGEMENT.

     Success of the Company depends on the continued active participation of A.B. Goldberg, the Company's President, even though he does not devote 100% of his time to the Company. There is no employment agreement with him, and the Company has not obtained any "key-man" insurance from which it would benefit in the event of his death. However, the Company intends in the future to negotiate an employment agreement with him. The loss of the services of Mr. Goldberg would adversely affect the continued development of the Company's business.

NO  ASSURANCE  OF  IDENTIFICATION,  ACQUISITION  OR   COMMERCIALIZATION  OF
ADDITIONAL TECHNOLOGIES.

     From time to time, if the Company's resources allow, the Company intends to explore the acquisition and subsequent development and commercialization of additional technologies in the entertainment and internet field. There can be no assurance, however, that the Company will be able to identify any additional technologies and, even if suitable technologies are identified, there can be no assurance that the Company will have sufficient funds to commercialize any such technologies or that any such technologies will ultimately be viable.

GOVERNMENT REGULATION

     The Company's internet products may be subject to extensive regulation in countries other than the United States. There can be no assurance that the Company will be able to obtain the approvals necessary to market its internet products outside of the United States.

PROPERTY RIGHTS.

     The Company has entered into exclusive license agreements with respect to its internet products. There can be no assurance, however, that such license rights will provide the Company with significant protection from competitors. Property rights protection is generally uncertain, and involves complex legal and factual questions. To date, there has emerged no consistent policy regarding the breadth of claims allowed in connection with such property rights protection. Accordingly, there can be no assurance that any rights licensed by the Company will afford protection against competitors with similar technologies. Finally, there can be no assurance that the Company will have the financial resources necessary to enforce its property rights.

     Even  though   the   Company   has   licenses,  under the terms of the
Company's license agreements the Company is generally responsible for protecting such rights. Challenges may be instituted by third parties as to the validity, enforceability and infringement of the rights. Further, the cost of the litigation to defend any challenge to uphold the validity and enforceability and prevent infringement of the Company's licensed rights can be substantial. Any or all of the above could result in the Company's business being materially and adversely affected. The Company may be required to obtain additional licenses from others to continue to refine, develop, and market new products. There can be no assurance that the Company will be able to obtain any such licenses on commercially reasonable terms or at all or that the rights granted pursuant to any licenses will be valid and enforceable. There can be no assurance that others will not independently develop similar technologies.

     No assurance can be given that others will not independently develop or obtain access to such materials or processes, or that the Company's competitive position will not be adversely affected thereby.

NO DIVIDENDS WITH RESPECT TO COMMON STOCK

     The Company has not paid any cash dividends with respect to its Common Stock, and it is unlikely that the Company will pay any dividends on its Common Stock in the foreseeable future. Earnings, if any, that the Company may realize will be retained in the business for further development and expansion.

FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISK.

     This Prospectus contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding, among other items (i) the Company's growth strategies, (ii) the Company's products, (iii) the need for additional financing, and in general, (iv) the need for and uncertainty with respect to necessary regulatory clearances, (v) commercial acceptance of certain of the Company's products, and (vi) the Company's ability to successfully commercialize its products and to achieve profitability in general. These forward-looking statements are based largely on the Company's expectations and are subject to a number of risks and uncertainties, certain of which are beyond the Company's control. Actual results could differ materially from these forward-looking statements as a result of the factors described in "Risk Factors," including, among others, regulatory, financial, market or general economic influences. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Prospectus will in fact transpire or prove to be accurate.

                                THE COMPANY

     On December 15, 1997, First Entertainment, Inc. changed its state of incorporation from Colorado to Nevada and changed its name to First
Entertainment Holding Corp. (the Company or FEHC). The Company was originally incorporated under the laws of Colorado on January 17, 1985.

     Currently, the Company is a multi-media entertainment company, holding controlling interests in five distinct segments, two active and three non operating. The two active segments, which are overviewed by the parent company, FEHC, are known as "Radio," and "Live Entertainment. The non operating segments are known as "Film", "Retail" and "Internet". Initially, the Company's business consisted of the production of pre-recorded travel guides and special interest videos. In 1987, the Company entered the radio broadcasting business by acquiring Quality Communications, Inc., a Wyoming corporation pursuant to which the Company operates the radio segment of its business. In 1992, the Company acquired a controlling interest in First Films, Inc. ("FFI"), a publicly held Colorado corporation, under which its film and live entertainment operations are undertaken. In December 1996, the Company commenced operations of selling infomercial products in freestanding unmanned kiosks in major retail malls including U.S. Military bases. This segment was known as the "retail" segment. In January, 1998 the Company determined to discontinue the operations of the "retail" segment as a result of lower than expected sales. In December 1997, the Company acquired an interest in Global Internet Corp. (Global Internet). Global Internet is a development stage company whose planned business activity was to commence operations of an internet gaming site. The investment in Global Internet was written off as of December 31, 1997 and as of December 31, 1998 Global Internet had not yet commenced its planned principal operations.

Radio

     In October 1987, the Company entered the radio broadcasting business through the acquisition of Quality Communications, Inc. ("Quality Communications"), a Wyoming corporation. The Company, through Quality Communications, operates a radio station, 100.7, "The Fox",located in Gillette, Wyoming.

     In November 1993, the Company changed the music format of the radio station formerly known as KGWY, or Y-100, from a top-40 station to a format known as the "Heart of Rock." In February, 1995 the format was changed again to contemporary country. The changes have had a positive effect on its market share and gross revenues. Independent market surveys show the radio station has approximately 44% of the market in Gillette, Wyoming. In 1996, the radio station started promoting concerts using up and coming country and western singers. The radio station was a venue to promote the concerts and add an additional source of revenue for the radio station. Live Entertainment

     FFI acquired 100 percent of the outstanding stock of Comedy Works, Inc., a Colorado corporation, on September 13, 1990 in an exchange for 200,000,000 shares of common stock. Comedy Works was incorporated in 1982 and has operated one comedy club from its Larimer Square, Denver, Colorado location since that time. Comedy Works Larimer Square typically has ten shows per week and has averaged over 2,000 customers per week for the past fifteen years.

     The goal of Comedy Works is to produce first-rate shows in the theater environment. Revenues are generated through both ticket sales at the door and beverage and food sales at tables. The club is open to the public only for shows, which last from 1 to 2 hours each, and number as many as three per night. Non-show times are devoted to preparing and producing a show that changes completely each week, and to promoting and marketing the nightclub.

Video

     Initially, the Company entered the pre-recorded videocassette product market through the design, production and distribution of pre-recorded videocassette travel guides and later expanded into production and distribution of special interest videocassette productions. The Company is no longer active in the video market.

Retail

     In December 1996, the Company commenced operations of its retail segment through its subsidiary, "The Best of As Seen On TV, Inc." (ASOTV). The segment consisted of selling the most common and most popular infomercial products in free standing un-manned kiosks in retail outlets throughout the United States. The Company opened its first four unmanned locations in December, 1996, in Pearl Harbor, Andrews Air Force Base and Bolling Air Force Base in Washington, D.C. and Lechmere's in Cambridge, Massachusetts. In March 1997, the Company terminated its unmanned kiosk operations when the leases to its first four locations were not renewed. Sales volumes at the unmanned kiosk locations were not sufficient to maintain profitable operations. The Company turned its efforts to operating manned kiosks in major retail malls. Each manned kiosk was approximately 250 square feet and sold the top 50 selling infomercial products. Commencing August, 1997, the Company opened six manned kiosk locations in six retail malls located in the Denver metropolitan area. The sales volumes for the manned kiosks were less than projected and in January 1998, the Company determined to discontinue the operations of ASOTV due to operating losses and lack of working capital to further develop the concept.

     The result of operations of ASOTV for the years ended December 31, 1998 and 1997 are disclosed as discontinued operations.The assets of ASOTV were written down to their estimated net realizable value resulting in a write down of $490,000 which is included in the accompanying statement of operations for the year ended December 31, 1997 as part of the loss from discontinued operations.

Internet Activities

     On May 1, 1997, the Company entered into an agreement with Global Casino, Inc. (Global Casino) to acquire 1,500,000 shares of common stock of Global Internet Corp. owned by Global Casino and a $375,000 note receivable from Global Internet owed to Global Casino in exchange for 30,000 shares of FEHC Class B Convertible Stock (Class B Stock). Each share of Class B stock is convertible into 12.5 shares of FEHC restricted common stock. The acquisition of Global Internet required the approval of the shareholders of FEHC. On December 5, 1997 the shareholders of FEHC approved (i) the increase in the authorized shares of FEHC common stock and
(ii) the acquisition of Global Internet Corp. For accounting purposes control of Global Internet did not change until December 5, 1997 and, as such, December 5, 1997 is considered the acquisition date.

     In June 1997, FEHC issued 14,080 shares of Class B convertible preferred stock to two officers of Global Internet, in exchange for $176,000 of accrued but unpaid compensation. Global Internet owed the two officers compensation under the terms of long term employment agreements. For accounting purposes the Class B convertible preferred shares issued were recorded on December 5, 1997, the date the shareholders of FEHC approved an increase in the authorized shares of common stock.

     Global Internet was in the process of developing a virtual internet casino and had a Web Site Development and Maintenance Agreement (Development Agreement) with Electronic Data Systems (EDS) and DDB Needham to develop the web site for approximately $1,200,000, of which $300,000 had been expended on the web site development prior to the Company's acquisition of Global Internet. FEHC was unable to obtain the financing needed to complete the web site development and the Development Agreement was terminated.

     In December, 1997 Global Transaction Services, Ltd, a wholly owned subsidiary of FEHC, was issued an internet gaming license from the Commonwealth of Dominica to establish and operate a computer based gaming business operating exclusively as an off-shore business. The license is for a period of five years. In order to maintain the license, operations must commence within one year and continue without significant interruption throughout its term.

     In accordance with the terms of an agreement dated December 15, 1997, if funding of at least $1 million was not received by Global Internet by February 28, 1998, FEHC agreed to sell to Anthony Kay, president of Global Internet, all of the shares of Global Transaction Services, Ltd. for $17,000. Anthony Kay resigned as an officer and director of Global Internet in March, 1998.

     On March 2, 1998, Global Internet was notified of its default under the December 15, 1997 agreement and the shares of Global Transaction Services, Ltd which holds the gaming license, were sold to Anthony Kay.

     On July 30, 1998, the Company repurchased all of the issued and outstanding shares of Global Transaction Services Ltd. from Anthony Kay by issuing 50,000 shares of common stock of FEHC.

     The ability of the Company to obtain the necessary financing to commence operations of a virtual internet casino is uncertain and as such the Company's investment in Global Internet was determined by management to be impaired. Included in the accompanying consolidated statements of operations for the year ended December 31, 1997 is an impairment write-off of approximately $558,000 representing the Company's investment in Global Internet.

Other Business Developments

Balzac

     In April 1996, the Company acquired certain assets from Balzac, Inc., a private company which manufactures and distributes toys, including a product line of toy balls. The assets and rights acquired consisted of the following: inventory of toy balls, the exclusive license to sell Balzac products in Australia and various other rights.

     During 1996, a dispute arose between the Company and Balzac where Balzac asserted a violation of the Purchase Agreement.

     In April 1997, Balzac and the Company entered into a Settlement Agreement whereby Balzac repurchased the exclusive Australian License for $800,000 and agreed to repay the Company $200,000 which was the difference between the value of the seized inventory and the obligation under the licensing agreement. The $1,000,000 is to be repaid over forty months at 8% per annum by liquidating a minimum of 25,000 shares of common stock of FEHC per quarter held by Balzac, Inc. The Company would be paid any portion of the sales price per share up to $1.00 and Balzac would retain any portion of the sales price over $1.00 per share. Any unsold stock after 40 months will become the property of FEHC. The ability of Balzac to sell all 1,000,000 shares held by Balzac at a price of $1.00 to repay its obligation was determined by management to be unlikely. The common stock of FEHC has traded at below $1.00 since August, 1997 and on February 5, 1998, the Company was delisted from NASDAQ. As of December 31, 1997 the note receivable from Balzac was determined to be impaired and was written down to its net realizable value of $81,340 resulting in an impairment loss of approximately $902,000. During 1998, the note receivable was determined to be further impaired and was written down to its net realizable value of $42,000 resulting in an additional impairment of $39,340. Subsequent to year end the Company was informed by Balzac that it had filed Chapter 11 Bankruptcy proceedings. Management determined the note receivable was unlikely to be collected and the remaining $42,000 was written off as of December 31, 1998.

Letters of Intent

     In June, 1998 FEHC signed a non-binding letter of intent with Intelek, LLC ("Intelek") to form a joint venture with Intelek for the purpose of developing and promoting entertainment sites on the internet. In December, 1998 the Board of Directors determined not to pursue this opportunity and the letter of intent was terminated.

     In July 1998 FEHC signed a non-binding letter of intent with SportsNet, Inc. (SNI) to operate an internet gaming site from the sovereign nation of the Commonwealth of Dominica pursuant to an International Gaming License issued December 20, 1997, to a subsidiary of the Company.

     On September 15, 1998, the Company entered into a definitive agreement with SportsNet, Inc. (SNI) The effective date of the Agreement will be ten days after the following two events have occurred; (i) SNI has completed a financing of not less than $1,000,000 and (ii) the Company has entered into a contract with a credit card processor for participants in the Games satisfactory to both the Company and SNI.

     The Agreement, if and when it becomes effective, would continue in effect as long as the Company has a valid internet gaming license issued by the Commonwealth of Dominica or would terminate upon revocation of such license by the Commonwealth of Dominica.

     The definitive agreement with SportsNet, Inc. was terminated as of March 19, 1999 as SNI had not yet completed its financing of $1,000,000 as required by the agreement.

Global Games

     On March 17, 1999 the Company signed a letter of intent with Global Games Corp. (Global Games) for the licensing of Global Games' sports book software and related technology. Under the terms of the agreement Global Games will receive a percentage of the net gaming revenue for the licensing of its software to the Company. Consummation of this transaction is subject to the completion of a definitive agreement and approval by the Board of Directors of both companies. Under the letter of intent, Global Games will provide all technical service and support. The gaming site will be operated from the Commonwealth of Dominica and will be accessible on a play for fun basis from North America. The Company is unable to predict if or when the agreement will be signed and the transaction will be consummated.

     On March 20, 1999, the Company signed a letter of intent with EMNet Corp ("EMNet") to form a joint venture and create a significant Internet based website business for "Comedy" products based around the affiliation and content derived from a circuit of the leading comedy clubs in America. Revenue streams would be generated through providing Internet marketing services to member clubs, producing regular sponsored live exclusive programming on the Internet and develop a pay-per-view model, and through the sale of comedy CD's and direct downloads, associated merchandise and admissions to live performances at member clubs. The closing of this transaction will be subject to negotiating a definitive agreement, approval by the Board of Directors of both companies, completion of a detailed business plan, completion of the required agreements with America On Line ("AOL") and the signing of a minimum of 5 member clubs.

Starnet Communications International Inc.

On March 23, 1999, a wholly owned and newly acquired subsidiary of the Company, Kensington Investments Inc., entered into a definitive agreement with Softec Systems Caribbean Inc., a wholly owned subsidiary of Starnet Communications International, Inc., to license internet casino software which includes virtual casino games, sports book and simulcast horse horse and dog racing.

Softec will provide all hardware,software and appropriate connection to the Internet with sufficient bandwith to the Company that would allow the Company to operate an internet gaming site. The Agreement shall be effective for a period of one year and shall be automatically renewed indefinitely with additional one year terms unless the Company notifies Softec of its termination of the agreement in writing. Softec shall be paid a one time start-up fee of $100,000 payable over the next ten months and a monthly license fee ranging from 12.5% to 25% of net monthly revenue but not less than $25,000 a month. The $25,000 minimum monthly license fee does not commence until 90 days after the first wager is accepted.

Kensington will operate the site in accordance with a internet gaming license issued by the government of St. John's Antigua, West Indies.

The Company is committed to maintaining strict compliance with all existing and pending U.S. legislation regarding internet gaming and in conjunction with Softec, will build and operate this site in strict compliance. The Company, in conjunction with Starnet, will build and operate a gaming-for-fun site that will be available to U.S. players and is intended to be supported by advertising revenue.

In April, 1999 the Company signed a letter of intent with South Florida publisher Skarco Press for the acquisition of the exclusive internet rights to their award winning Young Jewish Lifestyle publication, DIMENSIONS Magazine.

The Company intends to make available through www.dimensionsonline.com the magazine to every major advertising market in the U.S. Each major advertising market will have their own regional Internet edition providing greater opportunity for not only market penetration for Dimensions advertisers, but for significantly increased publishing and distribution revenues.

The closing of this transaction will be subject to completion of due diligence procedures, negotiating a definitive agreement, approval of the Board of Directors of both companies. The Company is unable to predict if or when an agreement will be sighned and the transaction will be consummated.

Competition

Radio

     100.7, "The Fox" competes with seven other signals available in the area. Two of these radio signals originate from Gillette, Wyoming. The Company presently enjoys the largest share of the market, estimated to be 44 percent.

Live Entertainment

     Competition is intense in the comedy and music night club entertainment industries. On a national level, the Company competes for entertainers with companies that are better capitalized, highly visible and have longer operating histories and larger staffs in their respective locations. None of the national comedy clubs have locations in Denver, Colorado. Comedy Works Larimer Square has been in business in Denver, Colorado for 17 years and the Company believes it to be the highest revenue-producing comedy club in the area. The Company believes that Comedy Works Larimer Square provides higher-quality acts than its local competitors, reflected in the fact that it charges approximately twice the admission price of its local competitors. The main competitors of Comedy Works Larimer Square are both individually-owned and located in shopping centers in the suburbs, while Comedy Works is located in the downtown Denver area.

Licenses

     The Federal Communications Commission (FCC) issues radio broadcasters a license to operate within their assigned frequency for seven years. These licenses, upon application, are renewable for additional seven year periods. The FCC issued KGWY its original license on October 1, 1983, to operate at a frequency of 100.7 MHz, 24 hours a day, at 100,000 watts of effective radiated power. It was subsequently reissued in October of 1990 and 1997. During the renewal process the public has an opportunity to express its opinion of how well the particular station is servicing its broadcast area. Extreme public negativity during this period can hold up the reissuance process. In addition, frequent violations of FCC rules and regulations can be cause for the denial of the station's license renewal.

     The FCC allots a certain number of frequencies for each broadcast area,based upon community need, population factors and the determination of the economic viability of another station in the designated region. Currently there are no other licenses available in the Gillette area. It is possible to request that the FCC reconsider opening up further frequencies through its rule making body, but this can be a time consuming process. All sales of stations and subsequent transfers of licenses must be approved by the FCC.

     In December, 1997 the Commonwealth of Dominica issued an internet gaming license to Global Transaction Services, Ltd, which allows the Company to establish and operate a computer based gaming business operating exclusively as an offshore business. The license is for a period of five years and operations must commence within one year and continue without significant interruption throughout its term. Operations had not commenced by December, 1998. The Commonwealth of Dominica has extended the date to commence operation to March 31, 1999 before the license will expire. The Company has received a verbal extension from the Commonwealth of Dominica to June 30, 1999 for its internet gaming license although as of the date of this prospectus an executed extension has not been received by the Company.

Seasonality

Radio

     Although revenues are spread over the entire calendar year, the first quarter generally reflects the lowest and the fourth quarter generally reflects the highest revenues for each year. The increase in retail advertising each fall in preparation for the holiday season, combined with political advertising, tends to increase fourth quarter revenues.

Live Entertainment

     The Company has found that its highest-revenue months are from July 15 to October 15 of each year. From approximately May 15 to July 15 of each year, business is typically down 30 percent below average, primarily because customers prefer outdoor activities at that time of year. During the holiday season, management has found a slight increase due to once-a-year customers, on vacation or hosting visiting friends or relatives.

Employees

First Entertainment Holding Corp

     Currently, FEHC, the Holding Company, employs one part time executive. The Holding Company contracts the accounting, management information systems and administrative function to a company owned by the former president of the Company and to other independent consultants.

Radio

     The Company employs approximately eight full-time employees and five part-time employees. The full-time employees, are engaged mainly in the administrative radio operations and sales. The part-time employees are engaged in the on-air activities as on-air personalities.

Live Entertainment

     This  division  has  five  full-time  employees  and approximately  26
part-time  employees.   Full-time  employees  are  management   staff   and
part-time employees are waitresses, bartenders, and door personnel.

Retail

     This division has no employees as of December 31, 1998 since the business has been discontinued.












                          CERTAIN SELLING STOCKHOLDERS

     The following table sets forth, as of the date hereof, the aggregate number of the Company's shares of Common Stock to be offered by certain Selling Stockholders who are to be issued shares of Common Stock pursuant to the Plan which will be "control securities" (as such term is defined in the Act) assuming all shares being offered pursuant to this Prospectus are sold.

                                          Number of
                                          Shares to
Name and Address                          be Offered

A.B. Goldberg                                100,000
7887 E.Belleview Ave.
Suite 1114
Denver, CO 80111

Howard Stern                                 100,000
500 Corporate Drive
Suite 200
Ft. Lauderdale, FL 33334

William Rubin                                100,000
313 East Fort Ave.
Baltimore, MD 21230

Doug Olson                                  100,000
5495 Marion Street
Denver, CO 80216


                           PLAN OF DISTRIBUTION

     The Company will not receive any proceeds from the sale of the shares of Common Stock by the Selling Stockholders pursuant to this Prospectus. The securities offered by this Prospectus may be sold from time to time by all of the Selling Stockholders. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Stockholders.

     The Selling Stockholder through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation. The Company has agreed to indemnify certain of the Selling Stockholders against certain liabilities, including liabilities under the Securities Act.

     At the time a particular offer of the shares is made by or on the behalf of a Selling Stockholder, to the extent required, a Prospectus Supplement will be distributed which will set forth the number of shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for shares purchased from the Selling Stockholders, any discounts, commissions and other items constituting compensation from the selling Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

     The shares of Common Stock may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, at varying prices determined at the time of sale, or at negotiated prices. Such prices will be determined by the Selling Stockholders or by agreement between the Selling Stockholders and any underwriters.

     In order to comply with the applicable securities laws of certain states, if any, the shares of Common Stock will be offered or sold through registered or licensed brokers or dealers in those states. In addition, in certain states the shares of Common Stock may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and is complied with.

     Under applicable rules and regulations promulgated under the Exchange Act, any person engaged in a distribution of securities may not simultaneously bid for or purchase securities of the same class for a period of two business days prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Rules 10b-2, 10b-5, 10b- 6 and 10b-7, in connection with transactions in the shares during the effectiveness of the Registration Statement of which this Prospectus is a part. All of the foregoing may affect the marketability of the shares of Common Stock.

     The Company will pay all of the expenses incident to the registration of the shares of Common Stock other than any fees or expenses of any counsel retained by the Selling Stockholders and any out of pocket expenses incurred by the Selling Stockholders or any person retained by the Selling Stockholders in connection with the registration of the shares, fees and expenses of compliance with state securities or blue sky laws and commissions and discounts of underwriters, dealers or agents, if any.




                       DESCRIPTION OF CAPITAL STOCK

     The authorized stock of the Company consists of 50,000,000 authorized shares of Common Stock, par value $.008 per share, 9,610,170 shares of which were outstanding as of December 31, 1998; and 5,000,000 authorized shares of Preferred Stock, $0.001 par value, consisting of 1,500,000 shares of Class A Preferred Stock; 1,000,000 shares of Class B Preferred Stock; and 1,000,000 shares of Class C Preferred Stock. A total of 10,869 Class A Preferred Stock, 13,040 Class B Preferred Stock, and no Class C Preferred Stock were issued and outstanding as of December 31, 1998.

     There are no preemptive rights with respect to any of the capital stock of the Company.

Common Stock
-------------

     Each share of Common Stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at a meeting of the shareholders, including the election of directors. The holders of Common Stock (i) have equal, ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive or redemption provisions applicable thereto; and (iv) are entitled to one noncumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders.

     All shares of Common Stock issued  and   outstanding   are,  and those
offered  hereby,   when   issued,   will  be fully paid and  nonassessable,
with no personal liability attaching to the ownership thereof.

Preferred Stock
----------------
     A total of One Million Five Hundred Thousand (1,500,000) shares of the Company's $0.001 per share Preferred Stock have been designated Class "A" 7% Cumulative, Non-Participating, Convertible Preferred Stock, which has a 7% dividend and is redeemable by the Company at face value and convertible into common shares of the Company. The rights of Class A preferred stock are superior to all other Preferred Stock.

     A total of One Million (1,000,000) shares of the Company's Preferred Stock have been designated Class "B" 6% Cumulative dividend, payable quarterly if and when declared, and are redeemable by the Company at face value and convertible into common shares of the Company at the option of the Company. The rights of Class B preferred stock are subordinate to Class A Preferred Stock.

     A total of One Million (1,000,000) shares of the Company's Preferred Stock have been designated Class "C" Convertible non-dividend Preferred Stock. The Class C Preferred Stock is convertible into common stock of the Company at a conversion price per share of Class C preferred stock equal to the average previous thirty day bid price of the Common Stock on the date of conversion. The rights of Class C preferred stock are subordinate to Class A and Class B Preferred Stock.

Transfer Agent and Registrar
-----------------------------

     The transfer agent for the Company's Common Stock is American Securities Transfer, Incorporated, 988 Quail Street, Suite 101, Lakewood, Colorado 80215. The telephone number is (303) 234-5300. The Company itself transfers its Preferred Shares.

     No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this Prospectus and if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Underwriter. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer tosell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person or to make such offer or solicitation in such jurisdiction.







                     FIRST ENTERTAINMENT HOLDING CORP.

                     1,000,000 Shares of Common Stock

                             TABLE OF CONTENTS


AVAILABLE INFORMATION............................................

INCORPORATION OF CERTAIN DOCUMENTS
         BY REFERENCE............................................

PROSPECTUS SUMMARY...............................................

RISK FACTORS.....................................................

THE COMPANY.....................................................

SELLING STOCKHOLDERS............................................

PLAN OF DISTRIBUTION............................................

DESCRIPTION OF CAPITAL STOCK....................................


                        ---------------------------
                                PROSPECTUS
                        ---------------------------

                              April 21, 1999

                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which have been filed by the Company with the Securities and Exchange Commission, are hereby incorporated by reference into this Prospectus:

     a. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998; and

     b. The Company's Reports on Form 8-K which have been filed since the Company's Annual Report, if any.

     c. The description of the Company's common stock from the Company's Registration Statement on Form 8-A filed with the Securiites and Exchange Commission on February 26, 1987.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

     Any statement contained in this Registration Statement, in a supplement to this Registration Statement or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed supplement to this Registration Statement or in any document that is subsequently incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.    DESCRIPTION OF SECURITIES.

     The Registrant is registering common shares and options to purchase common shares. The common shares are registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended. The Registrant is also registering options. For a description of the options, see Exhibit 4.1 attached hereto.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     David Wagner & Associates, P.C., Attorneys at Law, special securities counsel to the Registrant for the purpose of this Registration Statement, and whose opinion as to the legality of the issuance of the Shares hereunder is attached hereto as Exhibit 5, have been allocated, for past services and pursuant to the Plan, a total of 20,000 shares, which have been registered in the Registration Statement of which this prospectus is a part. An affiliate of this firm owns an additional 20,000 common shares of the Registrant.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article Twelfth of the Company's Articles of Incorporation authorizes the Corporation to indemnify to the maximum extent permitted under Nevada law.

     The   Nevada  Private  Corporations  Act  allows  indemnification   of
directors, officers, employees and agents of the Company, including the advancement of expenses:

Section 78.751 of the Nevada Private Corporations Act provides:

          1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal,administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director,officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonable incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding,had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

          2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation,unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the the court deems proper.

          3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1. and 2., or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

          4. Any indemnification under subsections 1. and 2., unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:(a) By the stockholders, (b) By the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding (c)If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion;(d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

          5. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

          6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

          (a) Does not exclude any other rights to which a person seeking indemnification aor advancement of expenses may be entitled under the articles or incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding such office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or knowing violation of the law and was material to the cause of action.

          (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors, and administrators of such a person.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS

Exhibit
Number    Description

3.1       Articles of Incorporation of the Company *

3.2       Bylaws of the Company*

3.3       Articles of Merger Between the Company and First
Entertainment, Inc.*

4.1       First Entertainment Compensation Plan-1999B, dated March 1, 1999.

5         Opinion of Counsel, David Wagner & Associates, P.C.

24.1      Consent  of  David Wagner & Associates, P.C. (Included in Exhibit
          5).

24.2           Consent  of   Gordon,  Hughes  &  Banks,  LLP,   independent
          Certified Public Accountants.

          * Previously Filed

ITEM 9.   UNDERTAKINGS

     1.   The Registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the formation set forth in the registration statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

     (c)  To  remove  from  registration   by  means  of  a  post-effective
amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Denver, State of Colorado, on this 21st day of April, 1999.

                              FIRST ENTERTAINMENT, INC.


                              By:  /S/ A.B. GOLDBERG

                                   A.B. Goldberg
                                   Principal Executive
                                   and Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                   A MAJORITY OF THE BOARD OF DIRECTORS



Dated: 4/21/99                By:/S/A.B.GOLDBERG
          A.B. Goldberg
                                   Director


Dated: 4/21/99           By:/S/ WILLIAM RUBIN
                                   William Rubin
                                   Director


Dated: 4/21/99           By:/S/ DOUG OLSON
                                   Doug Olson
                                   Director


Dated: 4/21/99           By:/S/ HOWARD STERN
                                   Howard Stern
                                   Director














                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549



                                 FORM S-8

                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933


                     FIRST ENTERTAINMENT HOLDING CORP.
          (Exact name of Registrant as specified in its charter)




                              E X H I B I T S

                               EXHIBIT INDEX



Exhibit
Number    Description

3.1       Articles of Incorporation of the Company *

3.2       Bylaws of the Company *

3.3       Articles  of  Merger Between the Company and First Entertainment,
     Inc. *

4.1       First Entertainment Compensation Plan-1999B, dated March 1, 1999.

5         Opinion of Counsel, David Wagner & Associates, P.C.

24.1      Consent of David  Wagner  & Associates, P.C. (Included in Exhibit
          5).

24.2      Consent of Gordon, Hughes &  Banks,  LLP,   independent Certified
          Public Accountants.

          *Previously filed

                                Exhibit 5.0
            Opinion of Counsel, David Wagner & Associates, P.C.

                      DAVID WAGNER & ASSOCIATES, P.C.
                     Attorneys and Counsellors at  Law
                         8400 East Prentice Avenue
                              Penthouse Suite
                        Englewood,  Colorado  80111
                         Telephone (303) 793-0304
                         Facsimile (303) 771-4562

                              April 21, 1999



Board of Directors
First Entertainment Holding Corp.
7887 E. Belleview Ave.
Suite #1114
Denver,  CO  80111


Gentlemen:

     We have acted as counsel to First Entertainment Holding Corp (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") covering registration under the Securities Act 1933, as amended, of the subject shares of the Company's common stock, $.008 par value per share (the "Shares").

     Based upon the foregoing, and assuming that Shares will be issued as set forth in the Registration Statement, at a time when effective, and that there will be full compliance with all applicable securities laws involved under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated pursuant to said Acts, and in those states in which the Shares may be sold, we are of the opinion that, upon issuance of the Shares according the Registration Statement and receipt of the consideration to be paid for the Shares, the Shares will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock of the Company. This opinion does not cover any matters related to any re-offer or re-sale of the Shares by the beneficiary thereof, once issued as described in the Registration Statement.

     This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent. This opinion is based on our knowledge of the law and facts as of the date hereof. We assume no duty to communicate with the Company in respect to any matter which comes to our attention hereafter.


                                   Very truly yours,
                                   DAVID WAGNER & ASSOCIATES, P.C.
                                   ///Signed///

                               Exhibit 24.1

                        Consent of Issuer's Counsel

                      DAVID WAGNER & ASSOCIATES, P.C.
                         8400 East Prentice Avenue
                              Penthouse Suite
                        Englewood, Colorado  80111
                         Telephone (303) 793-0304
                         Facsimile (303) 771-4562



                              April 21, 1999





     We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the prospectus which is made a part of the Registration Statement.


                              Very truly yours,
                              DAVID WAGNER &  ASSOCIATES, P.C.
                              ///Signed///

                             Exhibit No. 24.2

                 Consent of Independent Public Accountant

            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT








First Entertainment Holding Corp.
Denver, Colorado


We hereby consent to the incorporation by reference in the Registration Statement of our report dated March 17, 1999 relating to the consolidated financial statements of First Entertainment Holding Corp. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998.




Gordon, Hughes & Banks, LLP

///signed///

Denver, Colorado
April 21, 1999